SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 4, 2010, Intellect Neurosciences, Inc. (the “Company”) , pursuant to the authority granted by the Company’s Bylaws, appointed Mr. Isaac Onn as a member of its Board of Directors (the “Board”)  to fill an existing vacancy on the Board. The appointment of Mr. Onn was taken by the affirmative unanimous vote of the directors of the Board then in office.

The Company and Mr. Onn have entered into the Company's standard indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will indemnify the director, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director of the Company, and otherwise to the full extent permitted under the Company's bylaws and state law. The Company intends to issue to Mr. Onn non-qualified stock options to purchase shares of the Company's common stock.  The number of shares and vesting schedule has yet to be determined. In addition, Mr. Onn will be reimbursed for his expenses for attending meetings of the Board and Committees of the Board of which he becomes a member. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such document, which was filed by the company as an attachment to Form 8-K filed with the SEC on July 2, 2007.

Mr. Onn will be named as a member of the Company’s Audit, Compensation and Nominating & Governance Committees.

Mr. Onn has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2010, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation increasing to 2,000,000,000 from 650,000,000 the authorized number of shares of common stock, par value $0.001 per share, available for issuance by the Company.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Intellect Neurosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly casued this report to be signed on its behalf by the undersigned hereunto duly authorized..

INTELLECT NEUROSCIENCES, INC.

Date: May 10, 2010	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO